UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 2, 2006
CERES GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-8483	34-1017531
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17800 Royalton Road, Cleveland, Ohio 44136
(Address of principal executive offices)
(440) 572-2400
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 1, 2006, Great American Financial Resources, Inc. (“GAFRI”), Project Garden Acquisition Inc. and Ceres Group, Inc. (“Ceres”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the acquisition of Ceres by GAFRI. On May 12, 2006, the parties entered into an Amendment to the Merger Agreement to extend the time period during which GAFRI was required to file a pre-merger notification and report form with the Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976. On August 2, 2006, the parties entered into Amendment No. 2 to the Merger Agreement (the “Merger Agreement Amendment”) to specify certain provisions to be included in the certificate of incorporation of Ceres as the surviving corporation in the merger.
The description of the Merger Agreement Amendment does not purport to describe all of the terms of such agreement and is qualified by reference to the text of such agreement, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Amendment No. 2 to Agreement and Plan of Merger, dated as of August 2, 2006, by and among Great American Financial Resources, Inc., Project Garden Acquisition Inc. and Ceres Group, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERES GROUP, INC.

Date: August 2, 2006	By:	/s/ Kathleen L. Mesel

	Name:	Kathleen L. Mesel
	Title:	EVP, General Counsel & Corporate Secretary

Exhibit Index

Exhibit No.	Exhibit Description

10.1	Amendment No. 2 to Agreement and Plan of Merger, dated as of August 2, 2006, by and among Great American Financial Resources, Inc., Project Garden Acquisition Inc. and Ceres Group, Inc.